Exhibit 15.1

FY2025 20-F

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-256964, 333-263614, 333-270515, 333-277913 and 333-285845 on Form S-8 and 333-277915 on Form F-3, relating to the financial statements of monday.com Ltd. and the effectiveness of monday.com Ltd.’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

Date: March 13, 2026